Exhibit 99.1
Power of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Director of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (“Woodmen”), a fraternal benefit society organized under the laws of the state of Nebraska, the Depositor of Woodmen Variable Annuity Account, does hereby make, constitute and appoint Danny E. Cummins and Mark D. Theisen and each or both of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such Director of the Depositor to any Registration Statement or Registration Statements, or other applicable forms relating to variable products and/or mutual funds, and all amendments including post-effective amendments, thereto, to be filed by Woodmen with the Securities and Exchange Commission and any state insurance and/or securities commission, if applicable, and to file the same, with all exhibits thereto and other supporting or related documents, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, either or both of them, may do or cause to be done by virtue thereof.
     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 9th day of April, 2010.

/s/ Michael C. Shealy
Michael C. Shealy, Director
Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society

State of South Carolina	)
) SS
County of Lexington	)
Acknowledgement
     Before me, the undersigned notary public, in and for the county and state above named, on this 9th day of April, 2010, appeared Michael C. Shealy, known by me personally, and known personally by me to be the exact person so identified, who having been first placed upon his oath, did swear or affirm that his signature to the above Power of Attorney was his voluntary act and deed.

/s/ Ann R. Addy
Notary Public

My commission expires: September 25,2013